As filed with the Securities and Exchange Commission on August 12, 2010
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
The9 Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
Building No. 3, 690 Bibo Road
Zhang Jiang Hi-Tech Park
Pudong New Area, Pudong
Shanghai 201203
People’s Republic of China
(Address of Principal Executive Offices)

Amended 2004 Stock Option Plan
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(Name and address of agent for service)

(212) 894-8940
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Copies to:
David T. Zhang
Latham & Watkins
41st Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong S.A.R., China
(852) 2522-7886
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered(1)	Per Share(2)	Offering Price	Fee
Ordinary shares, par value US$0.01 (3)(4)	2,000,000	$5.265	$10,530,000	$750.8

(1)	Represents 2,000,000 ordinary shares, par value $0.01 per share, issuable pursuant to the Amended 2004 Stock Option Plan (the “Plan”) of The9 Limited, being newly registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)	The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs, as reported on the Nasdaq Global Market on August 11, 2010.

(3)	These shares may be represented by the Registrant’s ADSs, each of which represents one ordinary share. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6, as amended (333-156635).

(4)	Any ordinary shares covered by an award granted under the Plan (or portion of an award) which expires or terminates for any reason or becomes unexercisable without having been exercised in full, or is surrendered, shall become available for future grant or sale under the Plan (unless the Plan has terminated). Ordinary shares that actually have been issued under the Plan pursuant to an award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested ordinary shares are repurchased by the Company at their original issue price and cancelled, such ordinary shares shall become available for future grant under the Plan.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT
Pursuant to General Instruction E of Form S-8, The9 Limited (the “Registrant”) is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to include an additional 2,000,000 ordinary shares under its Amended 2004 Stock Option Plan (the “Plan”), which was amended and restated to, inter alia, increase the maximum number of the Registrant’s ordinary shares that may be issued pursuant to options or other awards granted under the Plan to a total of 6,449,614 shares. Pursuant to Instruction E, the contents of the Registrant’s Registration Statements on Forms S-8 with File Nos. 333-127700, as amended, and 333-156306 originally filed with the Commission on August 19, 2005 and December 19, 2008 (the “Prior Registration Statements”), respectively, are hereby incorporated by reference, including the periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant.
Item 8. Exhibits
See the Exhibits Index.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on August 12, 2010.

THE9 LIMITED
By:	/s/ Jun Zhu
	Name:	Jun Zhu
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby authorizes and appoints Mr. Jun Zhu, with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Jun Zhu		Chairman of the Board and	August 12, 2010
Jun Zhu		Chief Executive Officer (principal executive officer)

/s/ George Lai		Chief Financial Officer	August 12, 2010
George Lai		(principal financial and accounting officer)

/s/ Cheung Kin Au-Yeung		Director	August 12, 2010

Cheung Kin Au-Yeung

/s/ Davin Alexander Mackenzie		Director	August 12, 2010

Davin Alexander Mackenzie

/s/ Chao Y. Wang		Director	August 12, 2010

Chao Y. Wang

/s/ Ka Keung Yeung		Director	August 12, 2010

Ka Keung Yeung

/s/ Donald J. Puglisi		Authorized Representative in the United States	August 12, 2010

Name:	Donald J. Puglisi
Title:	Managing Director, Puglisi & Associates

EXHIBIT INDEX

Exhibit Number	Description

4.1
Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F (File No. 001-34238) filed with the Securities and Exchange Commission on July 15, 2009)

4.2
Form of Deposit Agreement dated as of December 20, 2004, as amended and restated as of January 16, 2009, and as further amended and restated in March 2009 among the Registrant, The Bank of New York Mellon (formerly known as “The Bank of New York”) as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to the Post-effective Amendment No. 1 to the Registration Statement on Form F-6 (File No. 333-156635) filed with the Securities and Exchange Commission on March 10, 2009)

5.1*	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered

10.1
Amended 2004 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Post-effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-127700) filed with the Securities and Exchange Commission on August 12, 2010)

23.1*	Consent of Deloitte Touche Tohmatsu CPA Ltd., independent registered public accounting firm

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

24.1*	Power of Attorney (set forth on the signature page of this registration statement)

*	Filed herewith.